UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 21, 2019

Pentair plc

(Exact name of registrant as specified in its charter)

Ireland	001-11625	98-1141328
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Regal House, 70 London Road, Twickenham, London, TW13QS United Kingdom
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 44-74-9421-6154

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, nominal value $0.01 per share	PNR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934(§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 2.03                                  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On June 21, 2019, Pentair plc (the “Company”), Pentair Finance S.à r.l. (“Pentair Finance”) and Pentair Investments Switzerland GmbH (“Pentair Investments”) completed a public offering (the “Offering”) of $400.0 million aggregate principal amount of Pentair Finance’s 4.500% Senior Notes due 2029 (the “Notes”). The Notes are fully and unconditionally guaranteed as to payment of principal and interest by the Company and Pentair Investments (the “Guarantees”).

The Notes were issued under an Indenture (the “Base Indenture”), dated as of September 16, 2015, among the Company, Pentair Finance, Pentair Investments and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by a Sixth Supplemental Indenture, dated as of June 21, 2019, between the Company, Pentair Finance, Pentair Investments and the Trustee, establishing the terms and providing for the issuance of the Notes (the “Sixth Supplemental Indenture”).

The Sixth Supplemental Indenture and form of the Note, which is included therein, provide, among other things, that the Notes bear interest at a rate of 4.500% per year (payable semi-annually in arrears on January 1 and July 1 of each year, beginning on January 1, 2020), and will mature on July 1, 2029.

The Company intends to use the net proceeds from the Offering to repay outstanding commercial paper issued by Pentair Finance and for general corporate purposes.

At any time prior to April 1, 2029, Pentair Finance may redeem the Notes at a “make-whole” redemption price, plus accrued and unpaid interest on the Notes being redeemed to, but not including, the redemption date. At any time on or after April 1, 2029, Pentair Finance may redeem the Notes at a redemption price equal to 100% of the aggregate principal amount of the Notes being redeemed, plus accrued and unpaid interest on the Notes being redeemed to, but not including, the redemption date subject to the right of holders on the relevant record date to receive interest due on, but not including, the relevant interest payment date. Pentair Finance is required to offer to repurchase the Notes for cash at a price of 101% of the aggregate principal amount of the Notes, plus accrued and unpaid interest, if any, upon the occurrence of a change of control triggering event. Pentair Finance also may redeem all, but not less than all, of the Notes in the event of certain tax changes affecting such Notes.

The Sixth Supplemental Indenture contains customary events of default. If an event of default occurs and is continuing with respect to the Notes, then the Trustee or the holders of at least 25% of the principal amount of the outstanding Notes of that series may declare the Notes of that series to be due and payable immediately. In addition, in the case of an event of default arising from certain events of bankruptcy, insolvency or reorganization, all outstanding Notes will become due and payable immediately without any declaration or other act on the part of the Trustee or the holders of the Notes.

The descriptions of the Base Indenture and the Sixth Supplemental Indenture set forth above are qualified by reference to the Base Indenture and the Sixth Supplemental Indenture filed as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K and incorporated by reference herein.

ITEM 8.01                                  Other Events.

The Notes and the Guarantees are registered under the Securities Act of 1933, as amended, pursuant to a Registration Statement on Form S-3 (Registration No. 333-231828) that the Company, Pentair Finance and Pentair Investments filed with the Securities and Exchange Commission on May 30, 2019. The Company is also filing certain exhibits as part of this Current Report on Form 8-K for purposes of such Registration Statement. See “Item 9.01.  Financial Statements and Exhibits.”

ITEM 9.01                                  Financial Statements and Exhibits.

(a)                                 Not applicable.

(b)                                 Not applicable.

(c)                                  Not applicable.

(d)                                 Exhibits. The following exhibits are filed herewith:

Exhibit	Description

4.1

Indenture, dated as of September 16, 2015, among Pentair Finance S.A. (predecessor by conversion to Pentair Finance S.à r.l.), Pentair plc, Pentair Investments Switzerland GmbH and U.S. Bank National Association, as trustee (Incorporated by reference to Exhibit 4.1 of Pentair plc’s Current Report on Form 8-K filed on September 16, 2015 (File No 001-11625)).

4.2

Sixth Supplemental Indenture, dated as of June 21, 2019, among Pentair Finance S.à r.l. (as Issuer), Pentair plc (as Parent and Guarantor), Pentair Investments Switzerland GmbH (as Guarantor) and U.S. Bank National Association (as Trustee).

5.1	Opinion of Foley & Lardner LLP with respect to the Notes and Guarantees.

5.2	Opinion of Allen & Overy, société en commandite simple (inscrite au barreau de Luxembourg), with respect to the Notes.

5.3	Opinion of Arthur Cox with respect to the Guarantees issued by Pentair plc.

5.4	Opinion of Bär & Karrer with respect to the Guarantees issued by Pentair Investments Switzerland GmbH.

23.1	Consent of Foley & Lardner LLP (included in Exhibit 5.1).

23.2	Consent of Allen & Overy, société en commandite simple (inscrite au barreau de Luxembourg), (included in Exhibit 5.2).

23.3	Consent of Arthur Cox (included in Exhibit 5.3).

23.4	Consent of Bär & Karrer (included in Exhibit 5.4).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized, on June 21, 2019.

PENTAIR PLC
Registrant

By:	/s/ Karla C. Robertson
Karla C. Robertson
Executive Vice President, General Counsel and Secretary